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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-KSB into the Company's previously filed Registration Statements File Nos. 33-41787, 33-50712, 33-45332, 33-66942 and
33-58970.

                                                ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 29, 1996